FIRST AMENDMENT
                              TO ENGAGEMENT LETTER

         THIS FIRST AMENDMENT TO ENGAGEMENT LETTER (this "Amendment"), is made and entered into on this 20th day of October, 2004, by and between Sterne, Agee & Leach, Inc., a Delaware corporation ("Sterne Agee"), and Westside Energy Corporation, a Nevada corporation (the "Company"), which Amendment shall be effective as of the 29th day of September, 2004.


                              W I T N E S S E T H:


         WHEREAS, Sterne Agee and the Company entered into that certain letter agreement, dated June 10, 2004, by and between Sterne Agee and the Company (the "Engagement Letter"), pursuant to which the Company agreed to engage Sterne Agee as its exclusive placement agent in connection with the Company's proposed private placement of up to $10,000,000 of its common stock, par value $.01 per share ("Common Stock"); and

         WHEREAS, Sterne Agee and the Company believe that it is in the best interests of the Company and its shareholders for the size of the proposed private placement to be increased from up to $10,000,000 of Common Stock to up to $20,000,000 of Common Stock; and

         WHEREAS, Sterne Agee and the Company desire to amend the terms and conditions of the Engagement Letter to provide for the aforementioned increase in the size of the proposed private placement;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sterne Agee and the Company hereby agree as follows:

Section 1. Amendment of Reference Line of the Engagement Letter. Sterne Agee and the Company hereby amend the Engagement Letter by deleting the text of the reference line of the Engagement Letter in its entirety and inserting in lieu thereof the following text:

         Engagement of Sterne, Agee & Leach, Inc. as Exclusive Placement Agent of up to $20,000,000 of Common Stock

Section 2. Amendment of Section 1 of the Engagement Letter. Sterne Agee and the Company hereby amend the Engagement Letter by deleting the text of Section 1 of the Engagement Letter in its entirety and inserting in lieu thereof the following text:

         Westside Energy Corporation, a Nevada corporation (the "Company"), proposes to make a private placement (the "Offering") of up to $20,000,000 of its common stock, par value $.01 per share (collectively, the "Securities"), pursuant to the exemptions from registration provided in the Securities Act of 1933, as amended (the "1933 Act"), applicable state securities laws, and the rules and regulations promulgated thereunder (the "Exemption"). By entering into this Agreement, the Company agrees to engage Sterne, Agee & Leach, Inc. ("Sterne Agee") as its exclusive "Placement Agent" in connection with the Offering through November 15, 2004, at which time this Agreement shall terminate in accordance with Section 10 hereof, unless this Agreement shall be extended by the mutual agreement of the Company and Sterne Agee as provided therein. By entering into this Agreement, Sterne Agee accepts such engagement and agrees to use Sterne Agee's best efforts to place up to $20,000,000 of the Securities solely with "accredited investors", as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act. The offering price per Security shall be such price as is mutually agreeable to the Company and Sterne Agee. The Company shall prepare any and all offering documents necessary for the Offering to comply with all provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated under each of the 1933 Act and the 1934 Act, and any applicable state securities laws (the "Offering Documents"). Sterne Agee shall (i) deliver to each prospective investor that executes and delivers a confidentiality agreement in favor of the Company in connection with the Offering, a current copy of the Offering Documents, (ii) maintain and furnish to the Company a list of all prospective investors contacted by Sterne Agee with regard to the Offering, including, if requested by the Company, the addresses of such prospective investors and the name and telephone number of a contact person with respect thereto, and (iii) present to the Company all written offers for the purchase of Securities received by Sterne Agee from any such prospective investors. Sterne Agee hereby acknowledges and agrees that the Company may reject any subscription for Securities presented to the Company by Sterne Agee, at the Company's sole discretion. Sterne Agee is not authorized to make any agreement or commitment on behalf of the Company.

Section 3. Amendment of Section 10 of the Engagement Letter. Sterne Agee and the Company hereby amend the Engagement Letter by deleting the text of Section 10 of the Engagement Letter in its entirety and inserting in lieu thereof the following text:

         Either party may, at its option, terminate this Agreement upon giving the other party fifteen (15) days' prior written notice. Notwithstanding any other provision in this Agreement, this Agreement shall terminate on the earlier to occur of (i) the sale of all of the Securities and (ii) November 15, 2004, unless extended by the mutual agreement of the parties.

Section 4. Ratification of Agreement. In all other respects, Sterne Agee and the Company hereby ratify and confirm all of the terms and conditions of the Engagement Letter.


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         IN WITNESS WHEREOF, Sterne Agee and the Company have executed this
Amendment effective as of September 29, 2004.

                             STERNE, AGEE & LEACH, INC.


                             By
                             -----------------------------------------------
                             James S. Holbrook, Jr.
                             Chairman and Chief Executive Officer


                             WESTSIDE ENERGY CORPORATION


                             By
                             ---------------------------------------------
                             Jimmy D. Wright
                             President and Chief Executive Officer